                                   EXHIBIT 8

                             OPINION AND CONSENT OF

                             LIDDELL, SAPP, ZIVLEY,
                             HILL & LABOON, L.L.P.

                             REGARDING TAX MATTERS

                                                                       EXHIBIT 8

                               December 18, 1997

Compass Bancshares, Inc.
15 South 20th Street
Birmingham, Alabama 35233

Gentlemen:

     You have requested our opinion with respect to the disclosures relating to the material federal income tax consequences generally applicable to the receipt by shareholders of Fidelity Resources Company, a Texas corporation ("Fidelity"), of shares of common stock, $2.00 par value per share ("Compass Common Stock"), of Compass Bancshares, Inc., a Delaware corporation ("Compass"), in connection with the proposed merger (the "Merger") of Fidelity with and into Compass Banks of Texas, Inc. ("Compass Texas"), a Delaware corporation and wholly-owned subsidiary of Compass, as described in the Proxy Statement /Prospectus relating to the Merger (the "Proxy Statement/Prospectus") forming a part of the Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     It is our opinion that the discussions and legal conclusions set forth in the Proxy Statement/Prospectus under the heading "Summary-Federal Income Tax Consequences" and "The Merger-Federal Income Tax Consequences" are accurate and complete in all material respects and constitute our opinion of the material tax consequences to shareholders of Fidelity receiving Compass Common Stock in the Merger.

     Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and the factual matters assumed as set forth in the Proxy Statement/Prospectus. Our opinion is also based upon existing provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Proxy Statement/Prospectus under the captions "Summary-Federal Income Tax Consequences", "The Merger-Federal Income Tax Consequences" and "Legal Opinions". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                    Very truly yours,


                                    Liddell, Sapp, Zivley, Hill & LaBoon, LLP